Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of North American Financial Holdings, Inc. of our report dated June 23, 2011 relating to the financial statements of North American Financial Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Ft. Lauderdale, Florida

October 24, 2011